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                                                                    EXHIBIT 3.8


                    ARTICLES OF AMENDMENT TO THE ARTICLES OF
                           OF M L C ENTERPRISES, INC.


         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                    ARTICLE I

         The name of the corporation is M L C ENTERPRISES, INC.
         The Charter Number of the Corporation is 01365098.

                                   ARTICLE II

         The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on November 13, 1998 changing the name of the corporation:

         BE IT RESOLVED, that the name of the corporation be changed from M L C ENTERPRISES, INC. to IDS FABRICATED SYSTEMS, INC.

         The amendment alters or changes Article 1 of the original Articles of Incorporation and the full text of each provision altered is as follows:

                         "IDS FABRICATED SYSTEMS, INC."

         The amendment deletes a portion of Article 1 of the original Articles of Incorporation. The part that was deleted read as follows:

                            "M L C ENTERPRISES, INC."


                                   ARTICLE III

         The following amendment to the Articles of Incorporation was adopted by the Shareholders of the corporation on November 13, 1998 changing the purpose clause of the corporation:

         BE IT RESOLVED, that the purpose clause of the corporation be changed from "The purpose for which the corporation is organized is to sell oil field equipment." to "The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act."


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         The amendment alters or changes Article III of the original Articles of
Incorporation and the full text of each provision altered is as follows:

         "The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act."

         The amendment deletes a portion of Article III of the original Articles of Incorporation. The part that was deleted read as follows:

         "The purpose for which the Corporation is organized is to sell oil field equipment."


                                   ARTICLE IV

         The following amendment to the Articles of Incorporation was adopted by the Shareholders of the corporation on November 13, 1998 deleting Article 7 of the Articles of Incorporation.

         BE IT RESOLVED, that Article 7 be deleted from the Articles of Incorporation.

         The amendment deletes Articles 7 of the original Articles of Incorporation and the full text of the deleted Article 7 is as follows:

         The name and address of the individuals who are to be the shareholders of the Corporation are:

                                Michael L. Cooper
                        444 East Medical Center Blvd #441
                               Webster, Tx. 77598


                                  R.V. Wagoner
                                12714 Huntingwick
                              Houston, Texas 77024


                                    ARTICLE V


         The number of shares of the corporation outstanding at the time of such adoption was 1000; and the number of shares entitled to vote on the amendment was 1000.


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                                   ARTICLE VI

         The holders of all of the shares outstanding and entitled to vote on the amendments unanimously adopted the amendments at a special meeting held on November 13, 1998.


Dated: November 13, 1998



                                       M L C ENTERPRISES, INC.



                                       By: /s/ William A. Coskey
                                           -------------------------
                                       WILLIAM A. COSKEY, President

         IDS\MLC\AOA.1


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